EXHIBIT 23.2

                        CONSENT OF HEIN & ASSOCIATES LLP

[LETTERHEAD OF HEIN & ASSOCIATES LLP]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of Galaxy Energy Corporation on Form S-3 of our report, dated March 14, 2007, appearing in the Annual Report on Form 10-K of Galaxy Energy Corporation for the year ended November 30, 2006.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ HEIN & ASSOCIATES LLP

Denver, Colorado
April 13, 2007